Exhibit 99.1

 First M&F Corp. Reports Fourth Quarter and 2006 Earnings

          KOSCIUSKO, Miss., Jan. 19 /PRNewswire-FirstCall/ -- First M&F Corp. (Nasdaq: FMFC) reported today that net income for the quarter ended December 31, 2006 was $3.739 million, or $.41 basic and diluted earnings per share, compared to $3.065 million, or $.34 basic and diluted earnings per share for the fourth quarter of 2005.

          Net income for 2006 was $13.925 million, or $1.54 basic and $1.53 diluted earnings per share, compared to $12.592 million, or $1.40 basic and diluted earnings per share for 2005.

          For the fourth quarter of 2006 the annualized return on assets was .98%, while return on equity was 11.81%. Comparatively, the return on assets for the fourth quarter of 2005 was .98%, with a return on equity of 10.45%. The return on assets for 2006 was .94%, while the return on equity was 11.39%.

          ”The fourth quarter was a challenging period due to the rising interest rate environment,” said Hugh Potts, Jr., Chairman and CEO.  Potts added, “The last few quarters have seen significant erosion in the net interest income of many banks as the yield curve and competitive pressures have worked against the margin.  We’ve worked hard to manage our margin without passively giving up to the market and the competition.  As a result we experienced only a modest decrease in our net interest margin during the quarter, down five basis points from the third quarter of 2006.  The quarter was also marked by our entry into western Florida with a full-service branch in Crestview, Okaloosa County, the heart of the Northwest panhandle.  We look forward to providing outstanding service to communities in four states now and especially to the community in Crestview.”

          Mr. Potts further commented, “This time last year we offered full-service, customer-focused banking in many communities within central and northeast Mississippi.  Now we operate in Alabama, Tennessee and Florida as well.  With this expansion into new attractive and growing markets we have set the stage for delivering even more value to our shareholders and customers.  We are pleased to have accomplished in 2006 two mergers, added one de novo interstate bank, opened four new branches and improved our technology, all while struggling with an inverted yield curve, rising rates, economic uncertainty and to have improved earnings fourteen cents per share year over year.”

          Net Interest Income

          Net interest income was up by 13.8% compared to the fourth quarter of 2005, with the net interest margin decreasing to 4.04% in the fourth quarter of 2006 as compared to 4.26% in the fourth quarter of 2005. The significant contributor to the increase in net interest income was balance sheet growth, mostly from two bank acquisitions, offset somewhat by some erosion in spreads as funding costs increased more than asset yields. The net interest margin for the third quarter of 2006 was 4.09% as compared to 4.05% for the second quarter of 2006 and 4.11% for the first quarter of 2006. Loan yields increased to 7.84% in the fourth quarter of 2006 from 6.99% in the fourth quarter of 2005. Loan yields also increased from the third quarter of 2006 to the fourth quarter as the prime rate leveled off at 8.25% for the third and fourth quarters after starting the year at 7.25%. Loan yields have increased over the last eight quarters in the higher rate environment. Average loans were $1.084 billion for the fourth quarter of 2006 as compared to $1.083 billion for the third quarter of 2006 and $934 million during the fourth quarter of 2005. Loans decreased by $4.520 million in the fourth quarter of 2006 and grew by $11.657 million in the third quarter.  Deposit costs increased in the fourth quarter of 2006 from the third quarter of 2006 and from the fourth quarter of 2005, as interest rates increased during the first half of 2006. Deposit costs were 3.41% in the fourth quarter of 2006 as compared to 2.47% in the fourth quarter of 2005. Deposits fell by $18.296 million during the fourth quarter of 2006. Management plans to re-emphasize and re-focus on core deposit growth for 2007 to offset the influence that rising rates may have on the cost of funds and the net interest margin. Loans as a percentage of assets were 70.63% at December 31, 2006 as compared to 73.65% at December 31, 2005 and 71.12% at September 30, 2006. Loans grew by 16.53% during 2006 while deposits grew by 21.81%, both influenced heavily by the two first-half acquisitions.

          Non-interest Income

          Non-interest income, excluding securities transactions, for the fourth quarter of 2006 was up by 34.49% compared to the fourth quarter of 2005, with deposit-related income up by 21.70% and mortgage income up by 48.52%. Insurance agency commissions were down by 3.23%.

          Non-interest income, excluding securities transactions, increased by 19.38% for 2006 over 2005.  Over half of non-interest income is from deposit sources. Deposit revenues continue to be supported by debit card fee income, which has increased by 45.55% in 2006 over 2005, and overdraft fee income, which increased by 21.20% for the year. Commission revenues from traditional insurance products increased by 6.89% while commissions from annuity sales fell by 52.79% for 2006 over 2005.

          Non-interest Expenses

          Non-interest expenses were up by 24.44% in the fourth quarter of 2006 as compared to the fourth quarter of 2005 largely due to the first-half acquisitions of banks in Alabama and Tennessee. Salaries and benefits were up by 17.96%, due primarily to those acquisitions and de novo expansion.

          Non-interest expenses increased by 24.25% for 2006 as compared to 2005. Salaries and benefits were up by 21.34% for 2006 due primarily to the aforementioned expansion. The number of full-time equivalent employees at the end of 2006 was 570 as compared to 560 at the end of the third quarter of 2006 and 472 at the end of 2005.

          Credit Quality

          Annualized net loan charge-offs as a percent of average loans for the fourth quarter of 2006 were .47% as compared to .28% for the same period in 2005. Non-accrual and 90-day past due loans as a percent of total loans were .36% at the end of 2006 as compared to .20% at the end of 2005. Annualized net charge-offs as a percentage of average loans for 2006 were .26% as compared to an identical .26% for 2005. The allowance for loan losses as a percentage of loans was 1.38% at December 31, 2006 as compared to 1.33% at December 31, 2005. The provision for loan losses decreased slightly in 2006 from $3.146 million in 2005 to $3.032 million in 2006.

          Balance Sheet

          Total assets grew by 21.47% in 2006, to $1.539 billion from $1.267 billion, primarily from acquisitions which increased assets by $228.873 million.  The 2006 acquisitions added $110.225 million in loans and $165.410 million in deposits.  Total equity grew to $128.047 million, a 9.09% increase over 2005. Total loans were $1.087 billion compared to $933.080 million at the end of 2005. Deposits were $1.186 billion compared to $973.671 million at the end of 2005.  Book value per share increased to $14.15 per share at the end of 2006, an 8.35% increase over 2005.

          Capital

          In May 2006 the Company issued a 2-for-1 stock split, doubling the shares outstanding.  Capital was increased in the fourth quarter of 2006 by stock option exercises of 22,000 shares at an average price of $14.13, and increased for all of 2006 by exercises of 55,908 shares at an average price of $14.12.

          Growth

          The Company opened a new branch in Madison, Mississippi in April 2006. The Company acquired Columbiana Bancshares, Inc. and its subsidiary, First National Bank of Shelby County (Alabama) in February 2006 and Crockett County Bancshares and its subsidiary, Bells Banking Company (Tennessee) in May 2006. Both banks were merged with M&F Bank at the time of closing.  The Company issued $30 million in Trust Preferred securities in February in connection with the Alabama merger.  The Company also opened two new banking locations in the Memphis, Tennessee metropolitan area and converted an existing loan production office in the area to a full-service branch.  In November 2006 the Company opened a full-service banking location in Crestview, Okaloosa County, Florida.

          About First M&F Corporation

          First M&F Corp., the parent of M&F Bank, is committed to proceed with its mission of making the mid-south better through the delivery of excellence in financial services to 30 communities in Mississippi, Alabama, Tennessee and Florida.

          Caution Concerning Forward-Looking Statements

          This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First M&F Corporation’s filings with the Securities and Exchange Commission.

First M&F Corporation
Condensed Consolidated Statements of Condition (Unaudited)
(In thousands, except share data)

	December 31 2006	December 31 2005

Cash and due from banks	59,793	56,398
Interest bearing bank balances	5,289	3,021
Federal funds sold	—	3,700
Securities available for sale (cost of $263,238 and $186,242)	261,828	185,071
Loans held for sale	7,263	5,704
Loans	1,087,283	933,080
Allowance for loan losses	14,950	12,449
Net loans	1,072,333	920,631
Bank premises and equipment	41,128	28,922
Accrued interest receivable	12,590	9,101
Other real estate	3,135	3,042
Goodwill	33,449	16,348
Other intangible assets	6,716	358
Other assets	36,055	34,822
Total assets	1,539,579	1,267,118
Non-interest bearing deposits	180,273	164,189
Interest bearing deposits	1,005,709	809,482
Total deposits	1,185,982	973,671
Federal funds and repurchase agreements	19,612	18,062
Other borrowings	166,400	148,534
Junior subordinated debt	30,928	—
Accrued interest payable	4,784	2,717
Other liabilities	3,807	6,736
Total liabilities	1,411,513	1,149,720
Noncontrolling interest in subsidiaries	19	21
Common stock, 9,046,226 and 8,990,318 shares issued & outstanding	45,231	44,952
Additional paid-in capital	30,315	29,391
Nonvested restricted stock awards	375	86
Retained earnings	54,707	45,531
Accumulated other comprehensive income	(2,581)	(2,583)
Total equity	128,047	117,377
Total liabilities & equity	1,539,579	1,267,118

First M&F Corporation and Subsidiary
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except share data)

	Three Months Ended December 31		Twelve Months Ended December 31

	2006	2005	2006	2005

Interest and fees on loans	21,264	16,354	79,655	59,022
Interest on loans held for sale	98	61	428	421
Taxable investments	2,482	1,503	8,695	5,797
Tax exempt investments	478	498	1,938	2,024
Federal funds sold	47	15	543	194
Interest bearing bank balances	141	55	521	214
Total interest income	24,510	18,486	91,780	67,672
Interest on deposits	8,480	4,986	29,644	17,728
Interest on fed funds and repurchase agreements	158	224	417	776
Interest on other borrowings	1,971	1,501	7,348	4,680
Interest on subordinated debt	504	—	1,748	—
Total interest expense	11,113	6,711	39,157	23,184
Net interest income	13,397	11,775	52,623	44,488
Provision for possible loan losses	121	690	3,032	3,146
Net interest income after loan loss	13,276	11,085	49,591	41,342
Service charges on deposits	2,658	2,184	10,398	8,475
Mortgage banking income	352	237	1,299	820
Agency commission income	898	928	3,920	3,910
Fiduciary and brokerage income	146	132	616	484
Other income	1,109	358	3,350	2,736
Gains (losses) on AFS investments	—	(24)	(4)	(24)
Total noninterest income	5,163	3,815	19,579	16,401
Salaries and employee benefits	7,113	6,030	27,590	22,738
Net occupancy expense	859	687	3,325	2,544
Equipment expenses	1,172	654	3,495	2,552
Software and processing expenses	315	289	1,281	1,144
Intangible asset amortization	101	14	330	55
Other expenses	3,344	2,696	12,610	10,108
Total noninterest expense	12,904	10,370	48,631	39,141
Net income before taxes	5,535	4,530	20,539	18,602
Income taxes	1,796	1,465	6,604	6,004
Noncontrolling interest in earnings (losses) of subsidiaries, net of income taxes of $0, $0, $6 and $4	—	—	10	6
Net income	3,739	3,065	13,925	12,592
Weighted average shares (basic)	9,038,248	8,984,448	9,016,384	8,990,060
Weighted average shares (diluted)	9,098,772	9,006,444	9,067,328	9,009,202
Basic earnings per share	$0.41	$0.34	$1.54	$1.40
Diluted earnings per share	$0.41	$0.34	$1.53	$1.40
Return on assets (annualized)	0.98%	0.98%	0.94%	1.04%
Return on equity (annualized)	11.81%	10.45%	11.39%	10.88%
Efficiency ratio	68.35%	65.20%	66.19%	62.96%
Net interest margin (annualized, tax-equivalent)	4.04%	4.26%	4.07%	4.18%
Net charge-offs to average loans (annualized)	0.47%	0.28%	0.26%	0.26%
Nonaccrual and 90 day accruing loans to total loans	0.36%	0.20%	0.36%	0.20%

First M&F Corporation
Financial Highlights

	QTD Ended Dec. 31 2006	QTD Ended Sept. 30 2006	QTD Ended June 30 2006	QTD Ended March 31 2006

Per Common Share (diluted):
Net income	0.41	0.40	0.36	0.36
Cash dividends paid	0.13	0.13	0.13	0.13
Book value	14.15	13.81	13.36	13.21
Closing stock price	19.59	18.28	19.76	17.40
Loan Portfolio Composition: (in thousands)
Commercial, financial and agricultural	150,905	166,964	175,333	161,216
Non-residential real estate	621,841	606,293	592,264	578,474
Residential real estate	221,911	225,321	217,602	220,115
Home equity loans	40,136	40,509	40,812	40,966
Consumer loans	45,871	46,665	48,510	50,048
Other loans	6,619	6,051	5,625	4,879
Total loans	1,087,283	1,091,803	1,080,146	1,055,698
Deposit Composition: (in thousands)
Noninterest-bearing deposits	180,273	191,180	197,328	192,517
NOW deposits	199,666	239,395	228,238	235,018
MMDA deposits	128,694	126,119	127,221	134,685
Savings deposits	94,815	96,001	96,702	98,422
Certificates of deposit under $100,000	296,222	293,472	291,968	266,194
Certificates of deposit $100,000 and over	251,291	227,941	228,232	209,256
Brokered certificates of deposit	35,021	30,170	35,029	30,903
Total deposits	1,185,982	1,204,278	1,204,718	1,166,995
Nonperforming Assets: (in thousands)
Nonaccrual loans	3,557	2,949	2,388	3,187
Accruing loans past due 90 days or more	376	621	921	1,030
Total nonperforming loans	3,933	3,570	3,309	4,217
Other real estate	3,135	4,090	4,932	3,951
Total nonperforming assets	7,068	7,660	8,241	8,168
Total nonperforming assets to assets ratio	0.46%	0.50%	0.54%	0.55%
Allowance For Loan Loss Activity: (in thousands)
Beginning balance	16,094	16,047	15,182	12,449
Acquisitions	0	0	204	2,030
Provision for loan loss	121	954	1,004	953
Charge-offs	(1,675)	(1,103)	(623)	(424)
Recoveries	410	196	280	174
Ending balance	14,950	16,094	16,047	15,182

First M&F Corporation
Financial Highlights

	QTD Ended Dec. 31 2006	QTD Ended Sept. 30 2006	QTD Ended June 30 2006	QTD Ended March 31 2006

Condensed Income Statements: (in thousands)
Interest income	24,510	23,831	22,972	20,467
Interest expense	11,113	10,416	9,672	7,956
Net interest income	13,397	13,415	13,300	12,511
Provision for loan losses	121	954	1,004	953
Noninterest revenues	5,163	5,335	4,798	4,283
Noninterest expenses	12,904	12,394	12,340	10,993
Net income before taxes	5,535	5,402	4,754	4,848
Income taxes	1,796	1,734	1,502	1,572
Noncontrolling interest	—	3	1	6
Net income	3,739	3,665	3,251	3,270
Tax-equivalent net interest income	13,716	13,738	13,613	12,823
Selected Average Balances: (in thousands)
Assets	1,522,204	1,506,955	1,510,849	1,386,278
Loans held for investment	1,083,648	1,083,451	1,064,858	994,364
Earning assets	1,359,642	1,343,967	1,342,905	1,247,151
Deposits	1,176,121	1,178,793	1,184,675	1,072,518
Equity	126,694	123,017	120,923	118,419
Selected Ratios:
Return on average assets (annualized)	0.98%	0.97%	0.86%	0.94%
Return on average equity (annualized)	11.81%	11.91%	10.75%	11.05%
Average equity to average assets	8.32%	8.16%	8.00%	8.54%
Net interest margin (annualized, tax-equivalent)	4.04%	4.09%	4.05%	4.11%
Efficiency ratio	68.35%	64.98%	67.02%	64.26%
Net charge-offs to average loans (annualized)	0.47%	0.33%	0.13%	0.10%
Nonaccrual and 90 day accruing loans to total loans	0.36%	0.33%	0.30%	0.40%
Price to book (x)	1.38	1.32	1.48	1.32
Price to earnings (x)	11.95	11.42	13.72	11.92

First M&F Corporation
Financial Highlights

Historical Earnings Trends:

(in thousands)		EPS (diluted)

4Q 2006	3,739	0.41
3Q 2006	3,665	0.40
2Q 2006	3,251	0.36
1Q 2006	3,270	0.36
4Q 2005	3,065	0.34
3Q 2005	3,284	0.37
2Q 2005	3,045	0.34
1Q 2005	3,198	0.35
4Q 2004	2,640	0.29
3Q 2004	2,781	0.31
2Q 2004	2,753	0.30

Revenue Statistics:

	Revenues Per FTE	Non- interest Revenues to Ttl. Revenues	Non- interest Revenues to Avg. Assets	Contribution Margin

	(thousands)	(percent)	(percent)	(percent)
4Q 2006	33.3	27.35%	1.36%	62.33%
3Q 2006	33.9	27.97%	1.42%	62.85%
2Q 2006	33.2	26.06%	1.27%	61.39%
1Q 2006	33.4	25.04%	1.24%	63.27%
4Q 2005	33.3	23.99%	1.22%	62.09%
3Q 2005	33.5	28.11%	1.47%	62.48%
2Q 2005	33.0	26.30%	1.34%	63.82%
1Q 2005	32.7	27.17%	1.40%	65.43%
4Q 2004	32.2	24.90%	1.28%	63.01%
3Q 2004	31.5	26.49%	1.39%	63.04%
2Q 2004	31.3	26.22%	1.35%	64.70%

Expense Statistics:

	Non-interest Expense to Avg. Assets	Efficiency Ratio

	(percent)	(percent)
4Q 2006	3.39%	68.35%
3Q 2006	3.29%	64.98%
2Q 2006	3.27%	67.02%
1Q 2006	3.17%	64.26%
4Q 2005	3.32%	65.20%
3Q 2005	3.27%	62.46%
2Q 2005	3.23%	63.12%
1Q 2005	3.14%	60.94%
4Q 2004	3.39%	65.80%
3Q 2004	3.43%	65.41%
2Q 2004	3.26%	63.25%

Contribution Margin:

(Tax-equivalent net interest income + noninterest revenues
- salaries and benefits)
divided by
 (Tax-equivalent net interest income + noninterest revenues)

Efficiency Ratio:

Noninterest expense
divided by
(Tax-equivalent net interest income + noninterest revenues)

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)

	QTD December, 2006		QTD December, 2005

	Average Balance	Yield/ Cost	Average Balance	Yield/ Cost

Interest bearing bank balances	6,754	8.36%	2,957	7.47%
Federal funds sold	4,105	4.63%	1,536	3.87%
Taxable investments (amortized cost)	208,822	4.75%	140,641	4.27%
Tax-exempt investments (amortized cost)	48,309	6.32%	49,847	6.38%
Loans held for sale	8,003	4.91%	6,352	3.83%
Loans held for investment	1,083,648	7.86%	934,368	7.01%
Total earning assets	1,359,641	7.30%	1,135,701	6.62%
Non-earning assets	162,563		115,427
Total average assets	1,522,204		1,251,128
NOW	204,714	1.64%	189,590	1.48%
MMDA	123,453	2.21%	121,868	1.50%
Savings	94,857	2.53%	82,406	2.06%
Certificates of Deposit	571,450	4.45%	413,030	3.30%
Short-term borrowings	13,098	4.81%	21,838	4.11%
Other borrowings	193,921	5.10%	144,510	4.15%
Total interest bearing liabilities	1,201,493	3.70%	973,242	2.76%
Non-interest bearing deposits	181,647		151,497
Non-interest bearing liabilities	12,370		9,097
Capital	126,694		117,292
Total average liabilities and equity	1,522,204		1,251,128
Net interest spread		3.60%		3.86%
Effect of non-interest bearing deposits		0.49%		0.38%
Effect of leverage		-0.07%		0.02%
Net interest margin, tax-equivalent		4.04%		4.26%
Less tax equivalent adjustment:
Investments		0.09%		0.10%
Loans		0.01%		0.01%
Reported book net interest margin		3.94%		4.15%

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)

	YTD December, 2006		YTD December, 2005

	Average Balance	Yield/ Cost	Average Balance	Yield/ Cost

Interest bearing bank balances	8,588	6.07%	4,717	4.53%
Federal funds sold	12,248	4.43%	7,566	2.57%
Taxable investments (amortized cost)	188,148	4.62%	139,753	4.15%
Tax-exempt investments (amortized cost)	49,430	6.25%	50,314	6.42%
Loans held for sale	8,467	5.05%	9,085	4.63%
Loans held for investment	1,056,899	7.55%	884,232	6.68%
Total earning assets	1,323,780	7.03%	1,095,667	6.29%
Non-earning assets	158,233		113,387
Total average assets	1,482,013		1,209,054
NOW	216,405	1.60%	205,207	1.45%
MMDA	125,644	1.87%	125,359	1.31%
Savings	94,653	2.24%	84,282	1.81%
Certificates of Deposit	532,041	4.08%	394,344	2.94%
Short-term borrowings	8,787	4.74%	19,056	4.07%
Other borrowings	186,310	4.88%	117,088	4.00%
Total interest bearing liabilities	1,163,840	3.36%	945,336	2.45%
Non-interest bearing deposits	184,638		140,036
Non-interest bearing liabilities	11,247		7,959
Capital	122,288		115,723
Total average liabilities and equity	1,482,013		1,209,054
Net interest spread		3.67%		3.84%
Effect of non-interest bearing deposits		0.46%		0.32%
Effect of leverage		-0.06%		0.02%
Net interest margin, tax-equivalent		4.07%		4.18%
Less tax equivalent adjustment:
Investments		0.08%		0.11%
Loans		0.01%		0.01%
Reported book net interest margin		3.98%		4.06%

SOURCE  First M&F Corporation
          -0-                                                  01/19/2007
          /CONTACT: John G. Copeland, EVP & Chief Financial Officer of First M&F Corporation, +1-662-289-8594/
          /Web site:  http://www.mfbank.com/
          (FMFC)